                                                                   EXHIBIT 10.9

                        BONUS AND STOCK OPTION AGREEMENT

         This Bonus and Stock Option Agreement ("Agreement") is made and entered into effective as of the 29th day of November, 1995 by and between WGNB Corp., a Georgia corporation, ("Corporation") and H. James Crowe, a resident of the State of Georgia ("Individual").

         WHEREAS, Individual is an officer of the Corporation's wholly owned subsidiary, West Georgia National Bank, a national banking association ("Bank"); and

         WHEREAS, the Board of Directors has adopted resolutions approving the adoption of a plan providing for the payment of a bonus in the form of cash and the grant of stock options to Individual; and

         WHEREAS, the terms and conditions of this Agreement are in addition to any and all agreements relating to the employment of Individual by Bank including, but not limited to, the employee bonus plan implemented by the Corporation ("Corporation Plan") and the employment relationship by and between Individual and Bank.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, their receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                            SECTION 1 - CASH BONUS

         In addition to the annual salary paid by Bank to Individual pursuant to the employment relationship between such parties, and the bonus due to Individual pursuant to the employee bonus program of the Corporation, Bank agrees to pay to Individual in consideration for services rendered as Senior Vice President of the Bank, an annual cash bonus, commencing with a bonus calculated as to the six-month period beginning July 1, 1995 and ended December 31, 1995 in an amount to be determined as follows:

         1.1 The annual cash bonus shall be a performance based calculation with the performance criteria for each applicable year to be (a) the return on assets of the Corporation, as determined before the calculation of the amounts due to Individual, and other participants with like plans, pursuant to this
Section 1 but after the calculation of bonuses due pursuant to the Corporation Plan and after the determination of federal and state income taxes ("ROA") based on the Corporation's consolidated financial statements prepared in conformance with the uniform bank performance ratios promulgated by the Federal Financial Institutions Examining Council applied on a consistent basis as determined by the Corporation's independent certified public accountant ("Financial

Statements"), (b) the then most recent Community Reinvestment Act Rating (the "CRA Rating") of the Bank, (c) loan growth of the Bank, (d) past due loans expressed as a percentage of gross loans, (e) net loan charge offs as a percentage of average net loans, (f) criticized assets as a percentage of capital, and (g) classified assets of the Bank, all as determined pursuant to the terms and conditions of Exhibit "A" attached hereto and incorporated herein by reference. The amount payable for 1995 will be the amount calculated by this section for the period from January 1, 1995 through December 31, 1995 and divided by two (2). For purposes of example, Exhibit "B" attached hereto sets forth the annual cash bonus for the year ended December 31, 1994 based upon the calculations set forth in this Agreement, had it been in effect.

         1.2 Individual shall aggregate points on an annual basis based upon specific levels of ROA of the Corporation, CRA Rating of the Bank, and the factors set forth in Section 1.1 (c) through 1.1 (g) of this Agreement. The points to be aggregated by Individual for each year for the purpose of the bonus calculation set forth above will be determined in accordance with the schedule set forth on Exhibit "A". The percentages applicable to the provisions of Exhibit "A" shall be rounded as set forth on Exhibit "A". The bonus due to Individual for each applicable year shall be equal to (a) the aggregate number of points accrued for the applicable year, divided by, (b) 80, (c) multiplied by .75 and (d) the resulting quotient will constitute a percentage which will be multiplied by Corporation's net income for the applicable year based upon the Corporation's Financial Statements, after the determination of federal and state income taxes, after the calculation of bonuses under the Corporation Plan, but before other employee bonuses, and the bonus due under this Agreement and other like plans. The resulting product shall constitute the cash bonus due to Individual for the applicable year ("Cash Bonus"). The Cash Bonus shall be paid to Individual within ten (10) days after such calculation is determined by the Board of Directors of Corporation. Exhibit "B" attached hereto shall be utilized solely for the purpose of exemplifying the determination of the Cash Bonus and stock options due to Individual for the six-month period beginning July 1, 1995 and ended December 31, 1995. The calculations set forth on Exhibit "B" do not represent any obligation or projection of the Corporation relating to the Cash Bonus due to Individual pursuant to this Section 1 or the options due to Individual pursuant to Section 2 of this Agreement other than for the year ended December 31, 1994, had it been in effect.

         1.3 Once per calendar quarter Individual shall be allowed to receive an advance against the amount of the Cash Bonus due to Individual for the applicable calendar year in an amount not to exceed fifty percent (50%) of the anticipated Cash Bonus due to Individual for such calendar year as determined by the Board of Directors, or the Executive Committee, of the Corporation in its sole discretion. During the month of December Individual may draw as an advance an additional amount against the Cash Bonus due for each calendar year in an amount to be determined in the sole discretion of the Board of Directors, or Executive Committee, of the Corporation. In the event the aggregate amount of advances paid to Individual against the Cash Bonus due for a calendar year exceeds the actual amount of the Cash Bonus due to Individual for such year pursuant to Section 1.2, Individual shall remit the resulting excess amount to the Corporation not later than January 31 of the immediately succeeding year. In the event the amount advanced against the Cash Bonus to Individual for a calendar year is less than the Cash Bonus due to Individual for such year, the remaining amount due to Individual shall be paid within ten
(10) days after the calculation of the amount due.


                           SECTION 2 - STOCK OPTION

         2.1 Corporation grants to Individual the option to acquire shares of the common stock of Corporation on an annual basis ("Option Shares"), pursuant to the WGNB Corp. Incentive Stock Option Plan ("ISO Plan"), in an amount equal to the quotient (rounded to the nearest whole share) which shall be determined by dividing (a) the Cash Bonus due to Individual pursuant to
Section 1 for the applicable year, by (b) the Market Value Per share of the common stock of Corporation, as determined by the ISO Plan, as of December 31 of the applicable year. All Option Shares granted to Individual shall be subject to and governed by the terms and conditions of the ISO Plan and a Stock Option Agreement in the form attached hereto as Exhibit "C" and incorporated herein by reference.


                               SECTION 3 - TERM

         3.1 The provisions of this Agreement regarding the payment of the Cash Bonus pursuant to Section 1 and the grant of stock options pursuant to
Section 2.1 shall be applicable commencing with the six-month period beginning July 1, 1995 and year ended December 31, 1995 and shall remain in full force and effect for six and one-half successive calendar years ending December 31, 2002. The remaining provisions of this Agreement shall terminate on December 31, 2013.


                           SECTION 4 - MISCELLANEOUS

         4.1 Neither the obligation of the Bank to pay to Individual the Cash Bonus pursuant to Section 1 of this Agreement nor the grant of the option to acquire common stock of the Corporation pursuant to Section 2 of this Agreement confers any right upon Individual with respect to the continuation of employment with the Bank. Nothing contained herein shall be construed as interfering with or restricting the right of the Bank or of Individual to terminate employment at any time, with or without cause.

         4.2 Notwithstanding any provision of this Agreement to the contrary, in the event (a) the CRA Rating of the Bank for any calendar year of this Agreement is "Needs to Improve" or "Substantial Noncompliance", (b) the percentage of past due loans as determined in accordance with Exhibit "A" is 7.01% or greater for any calendar year of this Agreement, (c) the percentage of net loan charge-offs as determined by Exhibit "A" is 1.01% or greater for any calendar year of this Agreement or, (d) the percentage of classified assets as a percent of capital of 44.01% or greater for any calendar year of this Agreement, then, in such event, for as long as such condition set forth in (a) through (d), inclusive, remains in effect, Individual shall not be entitled to receive and the Corporation shall not be required to pay a Cash Bonus for such year or years pursuant to Section 1 and the Corporation shall have no obligation to grant a stock option for such year or years pursuant to Section 2 of this Agreement.

         4.3 In the event that the Corporation has subsidiaries other than the Bank in the future, the Board of Directors has the right to alter the calculation of ROA to include income and assets of the Bank only, and to include other performance criteria of the Bank only.

         4.4 Any notices or other communications to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to be given, delivered or received when delivered personally or three
(3) days after being deposited in the United States Mail, registered or certified, and with proper postage and registration and certification fees prepaid, addressed to the parties for whom intended at the addresses indicated for each party as set forth below:

         Corporation:                                Individual

         WGNB CORP.                                  H. James Crowe
         201 Maple Street                            Sr. Vice President
         P.O. Box 280 Carrollton, GA 30117           6472 Cornwallis Drive
         Attn: Chairman                              Douglasville, GA 30135

         4.5 This Agreement shall be governed by the laws of the State of Georgia.

         4.6 This Agreement may be executed with counterpart signature pages, all of which together shall constitute one and the same Agreement.

         4.7 The terms of this Agreement, including the rights and obligations of the parties hereunder, shall not superseded or amend any additional agreement of the parties with respect to the employment of Individual by Bank or any compensation for services performed under such agreements, including, but not limited to, the consideration paid pursuant to the employment relationship between the Bank and Individual and any employee bonus plan utilized by Corporation. This Agreement shall inure to the benefit of and be enforceable by and binding upon the successors and assigns of each party, including the personal or legal representatives, executors, administrators, heirs, and legatees of Individual.

         4.8 No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         4.9      Time is of the essence in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first written below.

                                          "CORPORATION"
Attest:                                   WGNB CORP.

-   /s/ Richard A. Duncan                 By: /s/ L. Leighton Alston
    -----------------------                  ------------------------
                                          Title:President

                                          Date: 11/29/95

(Corporate Seal)

Witness:                                  "INDIVIDUAL"

/s/ Sylvia S. Cunningham                  /s/ H. James  Crowe
---------------------------               -------------------------
                                          H. James Crowe

                                          Date: 11/29/95
                                               --------------------

                                                                    EXHIBIT 'A'
1)       Community Reinvestment Act (CRA) Rating*
         *The rating the bank is operating with as of December 31 of the year in question

         CRA Rating:                                 Points:
         -----------                                 -------

         Outstanding                                        4
         Satisfactory                                       1
         Needs Improvement                           No Bonus
         Substantial Non-Compliance                  No Bonus

2)       Return on Assets:*
         *After income taxes and normal employee bonus.
         (See formula for Leighton's bonus)

ROA:              0.8%     0.9%     1.0%    1.1%     1.2%     1.3%     1.4%     1.5%    1.6%

                  -------------------------------------------------------------------------

Points:             0      8.1       10    12.1     14.4     16.9     19.6     22.5    25.6

         (Points go up exponentially with ROA)
         (Points may be rounded to the nearest .00)

3) Loan Growth (Gross Loans minus ICNE, does not include unplanned overdrafts)
         *Determined by the growth of loans based on the average EOM or each month in the subject year as compared to the same data from the year earlier and expressed as a percent increase over the previous year.

                  0    1    2    3    4    5    6    7    8    9    10     11     12     13     14     15     16    17   18
Growth %:
                  ---------------------------------------------------------------------------------------------------------

Points:           0    1    2    3    4    5    6    7    8    9    10     11     12     13     14     15     16    17   18

           (Interpolate to the nearest .00%)

           (May have to be adjusted to reflect the needs of the Bank)

4) Past Due Loans (30 days or more past due, expressed as a % of Gross Loans) Calculated by using the "Total Percentage" as reported to the Board of Directors for each month January through December and averaging.


% Past Due:   0        1.0      2.0     3.0      4.0      5.0      6.0      7.0     8.0      9.0      10.01   11.0     12.0

              -------------------------------------------------------------------------------------------------------------

Points:       6          4        2       0      -2.      -4.      -6.      -8.      (7.01% or higher:  NO BONUS)

         (Interpolate to nearest .00)


5) Net Loan Charge-Offs (Charge-offs minus Recoveries, Expressed as a % of Average Gross Loans)

% Net Loan Charge-Offs:

           -.60   -.50   -.40   -.30   -.20   -.10    0   .10   .20   .30   .40   .50   .60   .70   .80   .90   1.0   1.2
           --------------------------------------------------------------------------------------------------------------------

Points:     5.5    5.0    4.5    4.0    3.5    3.0  2.5   2.0   1.5   1.0    .5     0   -2.   -4.   -6.   -8.   -10  (1.01 and
                                                                                                                      higher:
                                                                                                                      NO BONUS)

          (Interpolate to nearest .00)

6)       Criticized Assets (OAEM)

*Criticized Assets as a percent of capital:

                    0     1      2      3      4      5      6      7     8    9   10   11   12   13   14   15    16     17    18

                  ---------------------------------------------------------------------------------------------------------------

Points:           5.0   4.5    4.0    3.5    3.0    2.5    2.0    1.5   1.0   .5    0    0    0    0    0    0   -.5   -1.0  -1.5

                  (Interpolate to nearest .00%)

                  Determined by averaging the near month-end reports by the Loan Review Officer January through December


7)       Classified Assets (Substandard/Doubtful/Loss) (Regulatory Classified
         Assets)
         % Classified Assets as a percent of capital


              0     2    4     6     8    10     12     14     16     18     20    22    24    26     28     30     32     34

             ----------------------------------------------------------------------------------------------------------------

Points:      21    19   17    15    11     9      7      5      3      1      0     0     0     0      0     -1     -5     -9


             36      38      40     42      43     44    45    46     48

            ------------------------------------------------------------

Points:     -13     -17     -21    -25     -27       NO BONUS

         The points range moves downward (to the left) 1% of classified assets each year for the next 4 years.

         Determined by averaging the near month-end reports by the Loan Review Officer January through December.

                                                                    EXHIBIT 'B'


Jim Crowe's Executive Compensation Calculation

1.   Community    Reinvestment    Act    (CRA)
Rating:
         A.   CRA Rating "Satisfactory"

         B.   Points                                                                                                1.00
                                                                                                                --------

2.   Return on Assets:
         A.   Calculation - See LLA Bonus Calculation                                         1.32%
                                                                                       -----------
         B.   Points                                                                                               17.42
                                                                                                                --------

3.   Loan Growth
         A.   Net Average Loans 1994                                                   $87,374,375
              Net Average Loans 1992                                                    82,015,519
              Percent Change                                                                  6.53%
                                                                                       -----------

         B.   Points:
              Growth Percent + Points (1:1)                                                                         6.53
                                                                                                                --------

4.   Past Due Loans (30 days or More) as a Percent of Gross Loans
         A.   Calculation:
              From Board of Directors Reports, Average of Monthly Total Percentage
              January through December, 1994 (from separate schedule)                         2.64%
                                                                                       -----------

         B.   Points:
              2.00 equal 2 points, 3.00 equals 0 points
              Interpolation                                                                                         0.72
                                                                                                                --------


5.   Net Charge Offs as a Percent of Average Gross Loans

         A.   Calculation:
              Net Charge Offs - 1994 (12/31) Audited F/S)                              $   (56,948)
              Avg Net Loans - 1994 (3 above)                                           $87,374,375
              Percent Net C.O to Avg Net Loans                                               -0.07%
                                                                                       -----------

         B.   Points:
              0.20% = 1.5 points, 0.30 = 1.0 points
              Interpolation                                                                                         2.85
                                                                                                                --------

6. Criticized Assets (OAEM) as a Percent of Capital
         A.   Calculation:
              From the Board Reports prepared by the Loan Review Officer, the
              Average Monthly Percent of OAEM loans to Capital is
              Percent Net C.O to Avg Net Loans                                                4.87%
                                                                                       -----------

         B.   Points:
              4.00% = 3.0 points, 4.5 = 2.75, 5.00% = 2.5  points
              Interpolation                                                                                         2.69
                                                                                                                --------
7.   Classified Assets (Substandard, Doubtful, Loss) as a % of Capital
         A.   Calculation:
              From the Board Reports prepared by the Loan Review Officer, the
              Average Monthly % of S, D, & L Loans is                                        29.54%
                                                                                       -----------

         B.   Points:
              29.00% = 0, 30.00%  -2 points
              Interpolation                                                                                        (1.08)
                                                                                                                --------

8.   Bonus Calculation
         Total Points from 1 through 7 above                                                30.134

         Divided by 70 equals Percent Bonus                                                   0.38%

         Times Net Inc. After Tax, Pre-Bonus                                             1,858,751
                                                                                       -----------
         Times 75% equals what would have been 1994 Bonus                                                       5,251.08
                                                                                                                --------

                                  EXHIBIT 'C'

                                   WGNB CORP.
                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement"), dated as of _____________________(the "Date of Grant"), is made and entered into by WGNB CORP., a Georgia corporation ("WGNB") and H. JAMES CROWE (the "Grantee"), who is an employee or officer of WGNB or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

         WHEREAS, this Board of Directors of WGNB (the "Board") has adopted the WGNB CORP. Incentive Stock Option Plan (the "Plan") and the shareholders adopted the Plan on March 8, 1994;

         WHEREAS, the Plan provides for the granting of incentive stock options by the Executive Compensation and Management Succession Committee (the "Committee") to employees of WGNB or any subsidiary of WGNB to purchase shares of the common stock of WGNB, par value $2.50 per share (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of WGNB to grant the incentive stock options documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option

         Subject to the terms and conditions hereinafter set forth, WGNB, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of ________________________________ (the "Date of Grant"), an
option to purchase up to ___________________ shares of Stock at a price of ________ per share, which is one hundred percent (100%) the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option, as such term is defined under
Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

2.   Exercise of Option

         Subject to such further limitations as are provided herein, the Option shall become exercisable on the fifth anniversary of the Date of Grant.

3.   Termination of Option

         (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option term").

         (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except as provided herein.

         Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (I) the one-year period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during hid employment by the Employer, but not later than one year after the Grantee's death, and (ii) the three-month period following the date of such termination in the case of termination of employment for any reason other than the death of the Grantee. In no event, however, shall any such period extend beyond the Option Term.

         (c) In the event of the death of the Grantee, the Option may be exercised by the grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

         (d) A transfer of the Grantee's employment between WGNB and any subsidiary of WGNB, or between any subsidiaries of WGNB, shall not be deemed to be a termination of the Grantee's employment.

         (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall be convicted of any act or malfeasance or wrongdoing affecting WGNB or any subsidiary of WGNB, any unexercised portion of the Option shall immediately terminate and be null and void.

4.   Exercise of Options

         (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of WGNB written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

         (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value, as determined by the Committee, on the exercise date.

         On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, WGNB shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as WGNB may elect) upon full payment for such Option Shares. The obligations of WGNB to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by WGNB. The date specified in the Grantee's notice as of the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.   Adjustment of and Changes in Stock of WGNB

         (a) In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of WGNB, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

         (b) If the Company shall be a party to any reorganization involving a merger, consolidation or acquisition of the Stock or the assets of the Company, the Committee, in its discretion, may:

                  (i) Declare that the Option granted hereunder shall become exercisable immediately notwithstanding the provisions of this Agreement regarding exercisability and that the Option shall terminate thirty (30) days after the Committee gives written notice to

Grantee of his immediate right to exercise the Option and of the Committee's decision to terminate the Option if not exercised within such thirty-day period; or

                  (ii) Notify the Grantee that the Option granted hereunder shall apply with appropriate adjustments as determined by the Committee to the securities of the resulting corporation to which holders of the number of shares of Stock subject to the Option would have been entitled.

         (c) The adoption of a plan of dissolution or liquidation by the Board of Directors and the shareholders of the Company shall cause the Option to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided, however that the Committee, in its discretion, may declare that the Option shall become exercisable immediately notwithstanding the provisions of this Agreement regarding exercisability; and provided further that in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as described in the first sentence of subparagraph (b), the Option shall be governed by and be subject to the provisions of such sentence.

         (d) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the Stock, the Grantee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares exercised on or prior to the date of the expiration of such rights or warrants.

6.   Fair Market Value

         For purposes of the Plan, the "fair market value" of the shares of Stock shall be the mean between the high "bid" and the low "asked" prices of the Stock in the over-the-counter market on the date on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported. If the Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, the "fair market value" of the shares of Stock shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Association of Securities Dealers Automated Quotation Service or other national quotation over-the-counter market or registered in a national securities exchange the Committee shall determine the fair market value of the common stock in good faith in accordance with Code Section 422(c)(1) and accompanying Treasury Regulations.

7.   No Rights of Stockholders

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of WGNB with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to becoming the holder of record of such shares.

8.   Non-Transferability of Option

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, WGNB may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9.   Employment Not Affected

         The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by WGNB, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

10.  Amendment of Option

         This Agreement and the terms of the Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable due to any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of WGNB and the Grantee.

11.  Notice

         Any notices or other communications to any party pursuant to or relating to this Agreement and transactions provided for herein shall be deemed to be given, delivered or received when delivered personally or three days after being deposited in the United States Mail, registered or certified, and with proper postage and registration and certification fees prepaid, addressed to the parties for whom intended at the addresses indicated for each party as set forth below:

         WGNB:                                    Grantee:

         WGNB Corp.                               H. James Crowe
         201 Maple Street                         Sr. Vice President
         Post Office Box 280                      6472 Cornwallis Drive
         Carrollton, GA 30117                     Douglasville, GA  30135
         Attn: Chairman

12.      Incorporation of Plan by Reference

         The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.      Governing Law

         The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Georgia.

14.      Counterparts

         This Agreement may be executed with counterpart signature pages, all of which together shall constitute one and the same Agreement.

15.      Successors and Assigns

         This Agreement shall inure to the benefit of and be enforceable by and binding upon the successors and assigns of each party, including the personal or legal representatives, executors, administrators, heirs and legatees of Grantee.

         IN WITNESS WHEREOF, WGNB has caused its duly authorized officers to execute and attest the Agreement, and to apply to corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the date first written above.

ATTEST:                             WGNB CORP.


By:                                 By:
  ----------------------------         -------------------------------
     Its:                                  Its:
        ----------------------                  ----------------------

(Corporate Seal)
                                    GRANTEE:


------------------------------      ----------------------------------
Witness                             H. James Crowe